Exhibit 10.26

AMENDMENT NO. 1 TO CONTURA ENERGY, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of January 18, 2017 (the “Effective Date”) and amends that certain Non-Employee Director Compensation Policy (the “Policy”) of Contura Energy, Inc. (the “Company”) effective as of August 1, 2016. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Policy and the Contura Energy, Inc. Management Incentive Plan (the “Plan”), as applicable.

RECITALS

WHEREAS, the Board previously adopted the Policy; and

WHEREAS, Board deems it in the best interest of the Company to amend the Policy as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, the Board hereby amends the Policy as follows:

1.    Section 3 of the Policy is amended and restated in its entirety as follows:

“3.    Committee Chair Retainers. Each Eligible Director is entitled to additional annual cash compensation for service as chairperson of the Board or of a committee (the “Chair Compensation”), as set forth in the table below.

Position	Annual Chair Compensation
Non-Employee Chairman of the Board	$75,000
Lead Independent Director if Employee is Chairman of the Board	$20,000
Audit Committee Chair	$20,000
Safety, Health & Environmental Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating & Corporate Governance Committee Chair	$10,000

2.    A new Section 7 is hereby added as follows:

“7.    2016 True-Up Compensation. Notwithstanding anything to the contrary contained herein, each Eligible Director entitled to Chair Compensation as of the Effective Date who became an Eligible Director entitled to Chair Compensation during the period beginning August 1, 2016 and concluding January 17, 2017 will

Exhibit 10.26

be entitled to receive an additional amount of compensation (the “True-Up Compensation”) equal to the difference between the Chair Compensation such Eligible Director received prior to the Effective Date and the Chair Compensation such Eligible Director would have been eligible to receive had this Amendment been effective on August 1, 2016. The True-Up Compensation will be paid to any such Eligible Director within 30 days following the Effective Date.”

3.    This Amendment shall only serve to amend and modify the Policy to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Policy which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.